Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-231982 on Form S-3 of our report dated February 12, 2020, relating to the consolidated financial statements of Tucson Electric Power Company and subsidiaries, appearing in this Annual Report on Form 10-K of Tucson Electric Power Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Phoenix, Arizona
February 12, 2020